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Exhibit 21.1

ALDERWOODS GROUP, INC.

HOLDING COMPANIES AND OPERATING SUBSIDIARIES
AND ASSOCIATED COMPANIES

        Listed below are the subsidiaries of Alderwoods Group, Inc. ("AGI") as of March 13, 2006. The list indicates the respective jurisdiction of incorporation or organization of each entity. Except as indicated, AGI owns, directly or indirectly, all of the issued and outstanding shares or interests of each entity.

ALABAMA

Advanced Planning (Alabama), Inc.

ALASKA

Alderwoods (Alaska), Inc.

ALBERTA

247663 Alberta Ltd. (1)
Memento Funeral Chapel (1975) Ltd.

ARIZONA

Alderwoods (Arizona), Inc.
Phoenix Memorial Park Association

ARKANSAS

Alderwoods (Arkansas), Inc.

BARBADOS

Loewen Financial Corporation
Loewen Insurance Holdings Inc.
Loewen International Holdings Ltd.
Loewen Trading Corporation

BRITISH CALIFORNIA

Gregory's Williams Lake Funeral Home Ltd.

CALIFORNIA

A.L. Cemetery
Advance Funeral Insurance Services
Alderwoods (Texas), Inc.
Alderwoods Group (California), Inc.
Custer Christiansen Covina Mortuary, Inc.
Dimond Service Corporation
Directors Succession Planning, Inc.
Directors Succession Planning II, Inc.
DSP General Partner II, Inc.

Earthman LP, Inc.
Glasband-Malinow-Weinstein Mortuary, Inc. (dissolution pending)
Glasband-Willen Mortuaries (dissolution pending)
Harbor Lawn Memorial Park, Inc.
Neel Funeral Directors, Inc.
San Fernando Mortuary, Inc. (dissolution pending)
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
White Funeral Home, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service
Workman Mill Investment Company

COLORADO

Alderwoods (Colorado), Inc.

CONNECTICUT

Alderwoods (Connecticut), Inc.

DELAWARE

Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods Life Insurance Group, Inc.
Alderwoods (Mississippi), Inc.
Alderwoods (Texas), L.P.
AMG, Inc.
American Burial and Cremation Centers, Inc.
Directors (Texas), L.P.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Osiris Holding Corporation
RH Cemetery Corp.
Rose Hills Company
Rose Hills Holdings Corp.
RH Mortuary Corporation
RH Satellite Properties Corp.
WMP, Inc.

FLORIDA

Alderwoods AFP (Florida), Inc. (2)
Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA

Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

IDAHO

Alderwoods (Idaho), Inc.

ILLINOIS

Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
The Oak Woods Cemetery Association
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA

Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Mayflower National Life Insurance Company
Ruzich Funeral Home, Inc.

KANSAS

Alderwoods (Kansas), Inc.

KENTUCKY

Alderwoods (Kentucky), Inc. (3)
Alderwoods (Partner), Inc.

LOUISIANA

Advance Planning of Louisiana, Inc. (2)
Alderwoods (Louisiana), Inc.
Mayflower Corporate Services, Inc.
New Orleans Limousine Service, Inc. (4) (dissolution pending)

MANITOBA

P. Coutu Funeral Chapels Ltd.

MARYLAND

Alderwoods (Maryland), Inc.

MASSACHUSETTS

Alderwoods (Massachusetts), Inc.
Byron's Funeral Homes, Inc. (5)
Cuffe-McGinn Funeral Home, Inc. (6)
Doane Beal & Ames, Inc. (7)
Doba-Haby Insurance Agency, Inc.
Ernest A. Richardson Funeral Home, Inc. (7)
Gaffey Funeral Home, Inc. (7)
Hafey Funeral Service, Inc. (7)
JCM Holdings Inc. (7)
Ratell Funeral Home, Inc. (8)

MICHIGAN

Alderwoods (Michigan), Inc.

MINNESOTA

Alderwoods (Minnesota), Inc.

MISSISSIPPI

Family Care, Inc.
Riemann Funeral Insurance Company, Inc.
Riemann Insurance Company, Inc.
Stephens Funeral Benefit Association, Inc.
Stephens Funeral Fund, Inc.
Stephens Burial Association, Inc.
The Frank J. Fisher Funeral Insurance Company
Thweatt Funeral Insurance Company, Inc.

MISSOURI

Alderwoods (Missouri), Inc.

MONTANA

Alderwoods (Montana), Inc.

NEVADA

Alderwoods (Nevada), Inc.

NEW HAMPSHIRE

McHugh Funeral Home, Inc. (7)
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO

Alderwoods (New Mexico), Inc.

NEW YORK

Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA

Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
MFH, L.L.C.
Reeves, Inc.
Westminster Gardens, Inc.

NOVA SCOTIA

Jayne's Funeral Home (1984) Limited (1)
Nafcanco ULC

OHIO

Alderwoods (Ohio) Cemetery Holdings, Inc.
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.
Bennett-Emmert-Szakovits Funeral Home, Inc.
Ohio Network Insurance Agency, Inc. (2)

OKLAHOMA

Alderwoods (Oklahoma), Inc.

ONTARIO

Alderwoods Group Canada Inc.

OREGON

Alderwoods (Oregon), Inc.
Belcrest Memorial Association
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA

Alderwoods (Pennsylvania), Inc.
Alleva Funeral Home, Inc. (2)
Bright Undertaking Company

Burton L. Hirsch Funeral Home, Inc. (2)
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Neill Funeral Home, Inc. (2)
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company
Reese Funeral Home, Inc. (2)

PUERTO RICO

Alderwoods (Puerto Rico), Inc.

QUEBEC

Guayco Investments Inc.
Les Salons Funeraires Guay Inc.

RHODE ISLAND

Alderwoods (Rhode Island), Inc.

SASKATCHEWAN

Advance Funeral Planning Ltd.
Community Crematorium Service Limited (9)

SOUTH CAROLINA

Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

TENNESSEE

Alderwoods (Tennessee), Inc.
Eagle Financial Associates, Inc.

TEXAS

Advanced Funeral Planning of Texas, Inc. (2)
Alderwoods (Texas) Cemetery, Inc.
CHMP Holdings, Inc.
Directors Cemetery (Texas), Inc.
DHFH Holdings, Inc.
DHNC Holdings, Inc.
DRMP Holdings, Inc.
DSP General Partner, Inc.
Dunwood Cemetery Service Company (10)
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
EDSB Holdings, Inc.
Funeral Service, Inc.
HFCC Holdings, Inc.
HFJC Holdings, Inc.
HFSC Holdings, Inc.
Panola County Restland Memorial Park, Inc.

Pioneer Funeral Plans, Inc.
Travis Land Company
Tyler Memorial Funeral Home and Chapel, Inc.
Waco Memorial Park

UNITED KINGDOM

Alderwoods (UK) Holdings Ltd.

VIRGINIA

Alderwoods (Virginia), Inc.

WASHINGTON

Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA

Alderwoods (West Virginia), Inc.

WISCONSIN

Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

(1)
Alderwoods Group Canada Inc. owns 90% of the issued and outstanding stock of this entity; pursuant to a management agreement, Alderwoods Group Canada Inc. controls this entity.

(2)
AGI does not own any of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(3)
AGI owns 99% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(4)
Alderwoods (Louisiana), Inc. owns 93.5% of the issued and outstanding stock of this entity.

(5)
AGI owns 49.51% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(6)
AGI owns 48.89% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(7)
AGI owns 49% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(8)
AGI owns 40% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

(9)
Alderwoods Group Canada Inc. owns 50% of the issued and outstanding stock of this entity; pursuant to a management agreement, Alderwoods Group Canada Inc. controls this entity.

(10)
AGI owns 80% of the issued and outstanding stock of this entity; pursuant to a management agreement, AGI controls this entity.

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ALDERWOODS GROUP, INC. HOLDING COMPANIES AND OPERATING SUBSIDIARIES AND ASSOCIATED COMPANIES